UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2004 ebank Financial Services, Inc.

(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-24043 (Commission File Number)	58-2349097 (IRS Employer Identification No.)

2410 Paces Ferry Road, Suite 190
Atlanta Georgia 30339
(Address of Principal
Executive Offices)

(770) 863-9225
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 1.01. Entry Into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1 SUBSCRIPTION AGREEMENT (TOMMY J. DUNCAN)
EX-10.2 SUBSCRIPTION AGREEMENT (TERRY L. FERRERO)

Item 1.01. Entry Into a Material Definitive Agreement.

On December 28, 2004 and December 30, 2004, we accepted definitive Subscription Agreements for the private placement sale of shares of our common stock, $.01 par value (“Common Stock”), to two individual accredited investors, Tommy J. Duncan and Terry L. Ferrero, respectively. Mr. Ferrero is a director of the Company. Pursuant to the Subscription Agreements, we issued to the investors 555,554 shares of our Common Stock at a price of $1.08 per share, for aggregate gross proceeds of approximately $600,000. We also agreed to pay a commission in the amount of $19,999.96 to a placement agent, Jones, Byrd & Attkisson, Inc., in connection with the sale of shares pursuant to the Subscription Agreement of Mr. Duncan.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreements, which are filed as exhibits to this report and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Subscription Agreements executed in connection with the private placement contain representations to support the Company’s reasonable belief that the investors had access to information concerning its operations and financial condition, the investors are acquiring the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investors are accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended). At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act of 1933, as amended, and the certificates representing the securities shall bear legends to that effect.

The additional information concerning this private placement of Common Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In addition, since September 30, 2004, we have issued an aggregate of 30,442 additional shares of our Common Stock (including shares issued in payment of accrued but unpaid dividends through the date of conversion) to five holders of our Series A preferred stock, upon the conversion of such shares to Common Stock pursuant to the one-for-one conversion ratio of the of Series A preferred stock, in the transactions described below:

Effective as of October 15, 2004, we issued an aggregate of 1,000 shares of Common Stock (plus 314 additional shares of Common Stock in payment of accrued but unpaid dividends on the Series A preferred stock through the date of conversion).

Effective as of November 1, 2004, we issued an aggregate of 4,000 shares of Common Stock (plus 1,341 additional shares of Common Stock in payment of accrued but unpaid dividends on the Series A preferred stock through the date of conversion).

Effective as of December 1, 2004, we issued an aggregate of 4,000 shares of Common Stock (plus 1,340 additional shares of Common Stock in payment of accrued but unpaid dividends on the Series A preferred stock through the date of conversion).

Effective as of December 30, 2004, we issued to one holder an aggregate of 5,488 shares of Common Stock (plus 2,018 additional shares of Common Stock in payment of accrued but unpaid dividends on the Series A preferred stock through the date of conversion) and we issued an aggregate of 8,000 shares of Common Stock (plus 2,941 additional shares of Common Stock in payment of accrued but unpaid dividends on the Series A preferred stock through the date of conversion) to another holder.

The issuance of these 30,442 shares of Common Stock in connection with each of the conversion transactions described above was made pursuant to an exemption from registration contained in Section 3(a)(9) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibits are filed as a part of this Report:

Exhibit No.	Description
10.1	Subscription Agreement between ebank Financial Services, Inc. and Tommy J. Duncan, dated December 28, 2004.

10.2	Subscription Agreement between ebank Financial Services, Inc. and Terry L. Ferrero, dated December 30, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ebank Financial Services, Inc.
Date: January 3, 2005	By:	/s/ James L. Box
James L. Box
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Subscription Agreement between ebank Financial Services, Inc. and Tommy J. Duncan, dated December 28, 2004.

10.2	Subscription Agreement between ebank Financial Services, Inc. and Terry L. Ferrero, dated December 30, 2004.